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                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 Avenue of the AMericas
                          New York, New York 10019-6064

                                                               November __, 1997

CD Radio Inc.
1001 22nd Street N.W.
Washington DC 20037

                                CD Radio Inc. --
                       Registration Statement on Form S-3
                           Registration No. 333-34769

Ladies and Gentlemen:

               In connection with the above-captioned Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by CD Radio Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of the securities comprising the Units to be offered pursuant to the Prospectus, each Unit consisting of $1,000 principal amount at maturity of Senior Discount Notes due 2007 (the "Notes") of the Company and a number of warrants (each, a "Warrant"), each Warrant initially entitling the holder thereof to purchase one share of common stock, par value $0.001 per share (the "Common Stock") of the Company, registered thereunder.

               In connection with the furnishing of this opinion, we have reviewed (i) the Registration Statement (including all amendments thereto filed on or prior to the date hereof); (ii) the form of Indenture to be executed by the Company and IBJ Schroder Bank & Trust Company, as Trustee, relating to the Notes (the "Indenture"), including the form of Note; (iii) the form of Warrant Agreement to be executed by the Company and IBJ Schroder Bank & Trust Company, as Warrant Agent, relating to the Warrants (the "Warrant Agreement," and together with the Registration Statement and the Indenture the "Documents"), including the form of Warrant; and (iv) records of certain of the Company's corporate proceedings.







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CD Radio Inc.                                                                  2

               In our examination of the aforesaid documents, we have assumed without independent investigation, (i) the due organization and valid existence of the Company under the laws of its jurisdiction of organization, (ii) the enforceability of the Documents against each party thereto (other than the Company), (iii) the necessary power and authority of the Company to execute, deliver and perform its obligations under each of the Documents to which it is a party, (iv) the due authorization, execution and delivery by the Company of each of the Documents to which it is a party, (v) that the due authorization, execution and delivery by the Company of each Document to which it is a party and the consummation by the Company of the transactions contemplated thereby do not violate or result in a breach of or default under the Company's charter documents, (vi) that the Notes and Warrants will be substantially in the form reviewed by us and that any information omitted from such form will be properly added, (vii) the genuineness of all signatures, (viii) the legal capacity of all individuals who have executed any of the Documents, (ix) the authenticity of all documents submitted to us as originals, (x) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and (xi) the authenticity of all such latter documents.

               We also have examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.

               Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that when issued and paid for pursuant to the Purchase Agreement and when issued, authenticated and delivered in accordance with the terms of the Indenture and the Warrant Agreement, respectively, and in accordance with the terms set forth in the Registration Statement, each of the Notes and the Warrants will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).








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CD Radio Inc.                                                                  3

               Our opinion expressed above is limited to the laws of the State of New York and the federal laws of the United States. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect.

               We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                                Very truly yours,


                             PAUL, WEISS, RIFKIND, WHARTON & GARRISON







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CD Radio Inc.                                                                  4

Prepared by:

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                  Jonathan G. L. King


Signed by:

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                  Mitchell S. Fishman

Reviewed by:

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                  Seymour Hertz


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